SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2005, Thornburg Mortgage, Inc. (the “Company”) entered into the Amended and Restated Securities Sale and Contribution Agreement (the “Amended Agreement”) with Thornburg Mortgage Depositor, L.L.C., the Company’s wholly-owned special purpose finance subsidiary (“TMD”). The Amended Agreement amends and restates the Securities Sale and Contribution Agreement dated as of June 30, 2004 (previously filed on August 9, 2004 as Exhibit 10.9 with the Company’s quarterly report for the quarter ended June 30, 2004), and relates to an asset-backed commercial paper facility (the “CP Facility”) that provides the Company with an alternative way to finance its adjustable-rate mortgage-backed securities portfolio. The Amended Agreement was entered into in connection with amendments to the CP Facility that increase the size of the facility from $5 billion to $10 billion and provide for the issuance of floating rate notes as well as fixed rate or discount notes. Lehman Bros. is the structuring agent and lead dealer for the CP Facility. Citigroup Global Markets Inc., Goldman, Sachs & Co. Inc., J.P. Morgan Securities Inc. and Merrill Lynch Money Markets Inc. will act as co-dealers for the CP Facility, as amended. The Amended Agreement and the related amendments to the CP Facility are expected to take effect on January 18, 2006.

Thornburg Mortgage Capital Resources, LLC (“TMCR”) acts as the financing vehicle for the CP Facility by issuing commercial paper in the form of short term notes. TMCR is the wholly-owned special purpose finance subsidiary of TMD. The Company acts as the administrator for TMCR in connection with the CP Facility. It is anticipated that the notes will continue to be sold to money market investors. The notes are collateralized by adjustable-rate “agency” and AAA-rated mortgage-backed securities that have been purchased by the Company or created through its loan origination and securitization process. “Agency” securities are ARM assets that are guaranteed by the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Upon the effectiveness of the amendments to the CP Facility, TMCR will be authorized to issue up to $10 billion of short term notes having maturities of up to 340 days.

A copy of the Amended Agreement is filed as Exhibit 10.6 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit

10.6	Amended and Restated Securities Sale and Contribution Agreement between Thornburg Mortgage Depositor, L.L.C. and Thornburg Mortgage, Inc., dated as of December 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: January 4, 2006	By:	/s/ Clarence G. Simmons, III
Clarence G. Simmons, III
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

10.6	Amended and Restated Securities Sale and Contribution Agreement between Thornburg Mortgage Depositor, L.L.C. and Thornburg Mortgage, Inc., dated as of December 28, 2005